EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-63584 of Tetra Tech, Inc. on Form S-3 of our reports dated November 15, 2000, appearing in and incorporated by reference in, the Annual Report on Form 10-K of Tetra Tech, Inc. for the year ended October 1, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Los Angeles, California
September 27, 2001